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                                                                EXHIBIT 10.4

                       STOCK OPTION TERMINATION AGREEMENT

WHEREAS the Board of Directors of Saba Petroleum Company (the "Company") in August 1995 approved options for each of the Directors, except for Ilyas Chaudhary, to acquire 5,000 shares of the Company's common stock at $8.00 per share (the "Options"); and

WHEREAS the undersigned Director and the Company now agree to terminate the Company's obligation to provide the Options to the undersigned Director and to absolutely release one another from any obligations or liabilities arising thereunder in consideration for the Company's cash payment to the undersigned Director of $4,000.00;

NOW, THEREFORE in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. The undersigned Director and the Company agree and confirm that the Options as to the undersigned Director are terminated in their entirety in exchange for cash consideration of $4,000.00, receipt of which is hereby acknowledged by the undersigned Director.

2. Each of the undersigned parties hereby wholly and fully releases and discharges the others from any and all obligations or liabilities, absolute or contingent, arising under or in connection with the Options.

3. This agreement may be executed in any number of counterparts, each of which when so executed and delivered (whether an original or facsimile copy) shall be deemed to be an original, all of which, when taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this agreement on the dates indicated below.

SABA PETROLEUM COMPANY

By: _______________________________
    Walton C. Vance, Vice President

Date: _____________________________

DIRECTOR

By: _______________________________

Date: _____________________________